Exhibit 4.1

LKQ CORPORATION
as Issuer,
the Guarantors named herein
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
______________________________________
INDENTURE
Dated as of May 24, 2023
______________________________________
5.750% Notes due 2028
6.250% Notes due 2033

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EXHIBITS
Exhibit A-1.    Form of Restricted 2028 Note    A-1-1
Exhibit A-2.    Form of Restricted 2033 Note    A-2-1
Exhibit A-3.    Form of Unrestricted 2028 Note    A-3-1
Exhibit A-4.    Form of Unrestricted 2033 Note    A-4-1
Exhibit B.    Form of Private Placement Legend    B-1
Exhibit C.    Form of Legend for Global Note    C-1
Exhibit D.    Form of Regulation S Legend    D-1
Exhibit E.    Form of Certificate of Transfer    E-1
Exhibit F.    Form of Certificate of Exchange    F-1
Exhibit G.    Form of Supplemental Indenture to be Delivered by Subsequent Guarantors    G-1
Exhibit H.    Form of Compliance Certificate    H-1

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Reconciliation and tie between Trust Indenture Act and this Indenture1.

TIA    Indenture
Section      Section
310    (a)(1)        7.10
    (a)(2)        7.10
    (a)(3)        N.A.
    (a)(4)        N.A.
    (a)(5)        7.10
    (b)        7.10
    (b)(1)        7.10
311    (a)        7.11
    (b)        7.11
312    (a)        2.06
    (b)        11.03
    (c)        11.03
313    (a)        7.06
    (b)(1)        N.A.
    (b)(2)        7.06
    (c)        7.06; 11.01
    (d)        7.06
314    (a)        4.06; 4.11(b)
    (b)        N.A.
    (c)(1)        11.04(1)
    (c)(2)        11.04(2)
    (c)(3)        N.A.
    (d)        N.A.
    (e)        11.05
    (f)        N.A.
315    (a)        7.01(b)
    (b)        7.05
    (c)        7.01(a)
    (d)        7.01(c)
    (e)        6.12
316    (a) (last sentence)        2.10
    (a)(1)(A)        6.05
    (a)(1)(B)        6.04(a)
    (a)(2)        N.A.
    (b)        6.08
    (c)        8.04(b)
317    (a)(1)        6.09
    (a)(2)        6.10
    (b)        2.05; 7.10
318    (a)        11.17

1 Note: “N.A.” means not applicable. This reconciliation and tie table shall not, for any purpose, be deemed to be a part of this Indenture
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INDENTURE, dated as of May 24, 2023, by and among LKQ Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined below), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.Definitions.
“2028 Make-Whole Premium” means, with respect to any 2028 Notes at any 2028 Make-Whole Redemption Date, an amount equal to the greater of (i) 100.0% of the principal amount of such 2028 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the 2028 Make-Whole Redemption Date (assuming, in each case, that such 2028 Notes matured on the 2028 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less (b) interest accrued to the 2028 Make-Whole Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but excluding, the 2028 Make-Whole Redemption Date.
“2028 Make-Whole Redemption” has the meaning set forth in paragraph 5 of the 2028 Notes.
“2028 Make-Whole Redemption Date” means, with respect to a 2028 Make-Whole Redemption, the date such 2028 Make-Whole Redemption is effectuated.
“2028 Notes” means the 5.750% Senior Notes due 2028 issued by the Issuer pursuant to this Indenture. The 2028 Notes issued on the Issue Date and all Additional Notes or Exchange Notes of such series shall be treated as a single class for all purposes under this Indenture.
“2028 Par Call Date” means May 15, 2028.
“2033 Make-Whole Premium” means, with respect to any 2033 Notes at any 2033 Make-Whole Redemption Date, an amount equal to the greater of (i) 100.0% of the principal amount of such 2033 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the 2033 Make-Whole Redemption Date (assuming, in each case, that such 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, less (b) interest accrued to the 2033 Make-Whole Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but excluding, the 2033 Make-Whole Redemption Date.
“2033 Make-Whole Redemption” has the meaning set forth in paragraph 5 of the 2033 Notes.
“2033 Make-Whole Redemption Date” means, with respect to a 2033 Make-Whole Redemption, the date such 2033 Make-Whole Redemption is effectuated.
“2033 Notes” means the 6.250% Senior Notes due 2033 issued by the Issuer pursuant to this Indenture. The 2033 Notes issued on the Issue Date and all Additional Notes or

Exchange Notes of such series shall be treated as a single class for all purposes under this Indenture.
“2033 Par Call Date” means March 15, 2033.
“Additional Interest” has the meaning set forth for such term in the Registration Rights Agreement.
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.
“Agent Members” has the meaning set forth in Section 2.16.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.
“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Issuer) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Issuer’s option, be extended).
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.
“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.
“Business Day” has the meaning set forth in Section 11.07.
“CAD Note” means that certain credit agreement, dated as of March 27, 2023, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors, by and among the Issuer, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Capital One, N.A., MUFG Bank, Ltd., PNC Bank, National Association and Truist Bank, as documentation agents, and BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, N.A., MUFG Bank, Ltd., PNC Capital Markets LLC and Truist Securities, Inc., as joint bookrunners and joint lead arrangers.
“Capital Markets Debt” means any debt for borrowed money of the Issuer or any of the Subsidiaries that (a) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (b) has an aggregate principal amount outstanding of (i) at least $25 million, at any time that any Existing Notes remain outstanding or (ii) at least $50 million at any time that no Existing Notes remain outstanding.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Captive Insurance Subsidiary” means any Wholly Owned Subsidiary of the Issuer that (i) is maintained as a special purpose self-insurance subsidiary, (ii) is designated by the Issuer as a captive insurance company as provided in this definition below, and (iii) in respect of which (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by the Issuer or any Subsidiary, (y) is recourse to or obligates the Issuer or any Subsidiary as a guarantor or co-obligor in any way or (z) subjects any property or asset of the Issuer or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) neither the Issuer nor any Subsidiary has any contract, agreement, arrangement or understanding on terms less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, and (c) neither the Issuer nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that, to the best of such Officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Issuer’s and the Subsidiaries’ assets, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Issuer or one of the Subsidiaries;

(2)    the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock or any other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3)    the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Stock (or any other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Stock (or any other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4)    the adoption of a plan relating to the liquidation or dissolution of the Issuer; or
(5)    the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if, in connection with a bona fide internal corporate restructuring transaction, (a) the Issuer becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (b) no Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than a holding company) owns, directly or indirectly, a majority of the Voting Stock of such holding company.
“Change of Control Offer” has the meaning set forth in Section 4.08(a).
“Change of Control Payment” has the meaning set forth in Section 4.08(a).
“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).
“Change of Control Triggering Event” means, with respect to the 2028 Notes or the 2033 Notes, as the case may be, such 2028 Notes or 2033 Notes are decreased from Investment Grade by at least two of the three Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for the 2028 Notes or the 2033 Notes at the commencement of any Trigger Period, the 2028 Notes or the 2033 Notes, as the case may be, will be deemed to have decreased from Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.
“Commission” means the United States Securities and Exchange Commission.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Issuer and the Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (which for clarification, includes right of use assets).

“Continuing Director” means, as of any date of determination, any member of the Issuer’s Board of Directors who (a) was a member of the Issuer’s Board of Directors on the Issue Date, or (b) was nominated for election or elected to the Issuer’s Board of Directors with the approval or recommendation of a majority of the Continuing Directors who were members of the Issuer’s Board of Directors at the time of such nomination or election.
“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 190 South LaSalle Street, 10th Floor, MK-IL-SLTR, Chicago, IL 60603, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Covenant Defeasance” has the meaning set forth in Section 9.03.
“Credit Facility Debt” means any debt for borrowed money of the Issuer or any of the Subsidiaries that (a) is incurred pursuant to a credit agreement, including pursuant to the Senior Unsecured Credit Agreement, the CAD Note, or other agreement providing for revolving credit loans, term loans or other debt entered into between the Issuer or any of the Subsidiaries and any lender or group of lenders and (b) has an aggregate principal amount outstanding or committed of (i) at least $25 million, at any time that any Existing Notes remain outstanding, or (ii) at least $50 million at any time that no Existing Notes remain outstanding.
“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.
“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.
“Euro Notes (2024)” means the 3.875% Senior Notes due 2024 issued by LKQ Italia Bondco S.p.A. pursuant to that certain Indenture, dated as of April 14, 2016, by and among LKQ Italia Bondco S.p.A., the guarantors party thereto, BNP Paribas Trust Corporation UK Limited, as trustee, and BNP Paribas Securities Services, Luxembourg Branch, as paying agent, transfer agent and registrar, as amended, restated or supplemented from time to time.
“Euro Notes (2028)” means the 4.125% Senior Notes due 2028 issued by LKQ Europe pursuant to that certain Indenture, dated as of April 9, 2018, by and among LKQ Europe, the guarantors party thereto, BNP Paribas Trust Corporation UK Limited, as trustee, and BNP

Paribas Securities Services, Luxembourg Branch, as paying agent, transfer agent and registrar, as amended, restated or supplemented from time to time.
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Notes” means the Notes issued in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes in compliance with the terms of the Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Additional Notes, as the case may be, except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Private Placement Legend and (ii) the provisions relating to Additional Interest will be eliminated.
“Exchange Offer” means an offer by the Issuer to the Holders of the Initial Notes and any Additional Notes to exchange the outstanding Initial Notes and any outstanding Additional Notes, as the case may be, for Exchange Notes pursuant to the terms of the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning ascribed thereto in the Registration Rights Agreement.
“Existing Notes” means the Euro Notes (2024) and the Euro Notes (2028).
“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the Person for which the determination is being made. Funded Debt does not include (a) obligations created pursuant to operating leases, (b) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (c) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are in effect on the Issue Date; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases, and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the Issuer’s independent auditors.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.
“Global Notes” has the meaning set forth in Section 2.16.
“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financing accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlement or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and including, for the avoidance of doubt, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)) and the Prudential Regulatory Authority.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.
“Guarantor” means:
(1)each Domestic Subsidiary that executes and delivers this Indenture or a supplemental indenture substantially in the form of Exhibit G pursuant to Section 4.12; and
(2)    each Subsidiary that otherwise executes and delivers a supplemental indenture substantially in the form of Exhibit G, in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.
“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.
“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
“Indebtedness” of any Person at any date means, without duplication:
(a)    all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(b)     all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)     all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(d)     all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(e)     all Capitalized Lease Obligations of such Person;
(f)     all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(g)     all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or the Subsidiaries that is guaranteed by the Issuer or the Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and the Subsidiaries on a consolidated basis;
(h)     all Attributable Debt; and
(i)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (f), the lesser of (i) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (ii) the amount of the Indebtedness secured.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial Purchasers” means BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Truist Securities, Inc.    , HSBC Securities (USA) Inc., UniCredit Capital Markets LLC, BNP Paribas Securities Corp., and U.S. Bancorp Investments, Inc.
“interest” means, with respect to the Notes, interest and Additional Interest, if any.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating category of S&P or Fitch).
“Issue Date” means May 24, 2023, the date on which Notes were first issued under this Indenture.
“Legal Defeasance” has the meaning set forth in Section 9.02.
“Legal Holiday” has the meaning set forth in Section 11.07.

“LKQ Europe” means LKQ European Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands.
“LKQ Netherlands” means LKQ Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands.
“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by a Guarantor of the Notes.
“Notes” means the 2028 Notes and the 2033 Notes and, if and when issued, any Additional Notes and any Exchange Notes issued in exchange therefor as provided herein and in the Registration Rights Agreement.
“Offering Memorandum” means the Offering Memorandum of the Issuer, dated May 15, 2023, relating to the offering of the Notes on the Issue Date.
“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person or any other authorized officer or director of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by any Officer of such Person that shall comply with applicable provisions of this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or any of the Subsidiaries, or other counsel who is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 11.05, if and to the extent required by the provisions thereof.
“Par Call Date” means the 2028 Par Call Date or the 2033 Par Call Date, as the case may be.
“Paying Agent” has the meaning set forth in Section 2.04.
“Payment Default” has the meaning set forth in Section 6.01.
“Permitted Security Interest” has the meaning set forth in Section 4.09.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Physical Notes” means certificated Notes in registered form that are not Global Notes.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.
“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by the Issuer or any Significant Subsidiary.
“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.
“Rating Agencies” means each of Fitch, Moody’s and S&P; provided that if Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating on the Notes publicly available for reasons outside of the Issuer’s control, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer shall be substituted for Fitch, Moody’s and/or S&P, as the case may be.
“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of applicable Notes means the date fixed for such redemption pursuant to the terms of this Indenture and such Notes.
“Registrar” has the meaning set forth in Section 2.04.
“Registration Rights Agreement” means (i) the registration rights agreement dated May 24, 2023 among the Issuer, the Guarantors and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers, relating to the Notes issued on the Issue Date and (ii) with respect to any Additional Notes, any registration rights agreements among the Issuer, any Guarantors and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.16(a).
“Regulation S Legend” means the legend substantially in the form set forth in Exhibit D.
“Regulation S Notes” has the meaning set forth in Section 2.02.
“Responsible Officer” means when used with respect to the Trustee, any Officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and any other Officers of the Trustee to whom any corporate trust matter is referred because of such Person’s knowledge of any familiarity with the particular subject.

“Restricted Global Note” means a Global Note that is a Restricted Note.
“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request (at the reasonable expense of the Issuer) and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.
“Restricted Period” has the meaning set forth in Section 2.17(b)(i).
“Restricted Physical Note” means a Physical Note that is a Restricted Note.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.16.
“Rule 144A Notes” has the meaning set forth in Section 2.02.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” has the meaning set forth in Section 4.10.
“Secured Debt” means outstanding Indebtedness of the Issuer or any Subsidiary which is secured by (a) a Security Interest in any property or assets of the Issuer or such Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and its Subsidiaries.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Interests” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.
“Senior Funded Debt” means all Funded Debt of the Issuer or the Subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the Notes).
“Senior Unsecured Credit Agreement” means that certain Credit Agreement, dated as of January 5, 2023, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors, by and among the Issuer, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, PNC Bank, National Association, Truist Bank and MUFG Bank, Ltd., as documentation agents, Wells Fargo Securities, LLC, BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and MUFG Bank, Ltd., as joint bookrunners and joint lead arrangers.

“Significant Subsidiary” means any Subsidiary that would be a significant subsidiary of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.
“TIA” or “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the Issue Date (except as amended to the extent required by law, or as provided in Section 8.03).
“Third-Party Claim” has the meaning set forth in Section 7.07.
“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third (3rd) Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third (3rd) Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second (2nd)

Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Trigger Period” means the period commencing sixty (60) days prior to the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending sixty (60) days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“Unrestricted Global Note” means a Global Note that is not a Restricted Note.
“Unrestricted Notes” means Notes that are not Restricted Notes.
“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.
“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.
“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of any specified Person as of any date means the capital stock or other equity securities of such Person that is at the time entitled to vote generally in the election of the board of directors (or comparable governing body) of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.
SECTION 1.03.Rules of Construction.
Unless the context otherwise requires:
(1)a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)“or” is not exclusive;
(3)words in the singular include the plural, and in the plural include the singular;
(4)words used herein implying any gender shall apply to both genders;
(5)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
(6)references to Articles, Sections, or subsections mans the Articles, Sections, or subsections of this Indenture;
(7)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(8)“$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
(9)“will” shall be interpreted to express a command;
(10)“including” means including, without limitation; and
(11)whenever in this Indenture or the Notes there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.
ARTICLE 2ARTICLE TWO

THE SECURITIES
SECTION 2.01 Amount of Notes.

The Trustee shall initially authenticate (i) $800,000,000 aggregate principal amount of 2028 Notes and (ii) $600,000,000 aggregate principal amount of 2033 Notes, in each case for original issue on the Issue Date upon a written order of the Issuer signed by one Officer, together with an Officer’s Certificate of the Issuer and an Opinion of Counsel.
The Issuer may from time to time, without notice to or the consent of the then existing Holders of the Notes, increase the principal amount of the Notes and issue Additional Notes in an unlimited amount, which Additional Notes will have the form and terms as the Initial Notes or the Exchange Notes, as the case may be, except for the issue price, the date of issuance and the date from which interest thereon will begin to accrue and such Additional Notes will form a single series with the previously issued Initial Notes or Exchange Notes, as the case may be, including for voting purposes; provided that any Additional Notes that are not fungible with the Initial Notes or the Exchange Notes, as the case may be, for United States federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the Initial Notes or the Exchange Notes, as the case may be. The Trustee shall authenticate such Additional Notes upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order.
The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (v) Notes exchanged as provided in Section 8.05, in each case upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes of each series to be authenticated and the date on which the Notes of such series are to be authenticated.
SECTION 2.02 Form and Dating; Legends.
The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth (a) in Exhibit A-1, with respect to the 2028 Notes, (b) Exhibit A-2, with respect to the 2033 Notes (in the case of clauses (a) and (b), with respect to Restricted Notes), (c) Exhibit A-3, with respect to the 2028 Notes, and (d) Exhibit A-4 with respect to the 2033 Notes (in the case of clauses (c) and (d), with respect to Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.
Exchange Notes will be issued in the form of one or more Global Notes. After an Initial Note or any Additional Note is (a) issued pursuant to an effective registration statement under the Securities Act, the Registration Rights Agreement or otherwise or (b) is validly tendered in exchange for an Exchange Note pursuant to an Exchange Offer, the Issuer may instruct the Trustee to cancel the Initial Note or the Additional Note, as the case may be, and issue to the Holder thereof (or to its transferee) a new Exchange Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Private Placement Legend, and the Trustee will comply with such instruction.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03 Execution and Authentication; Exchange Notes; Additional Notes.
The Notes shall be executed on behalf of the Issuer by one Officer of the Issuer. Delivery of an executed counterpart of a signature page to any Note by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”), including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, shall be effective as delivery of a manually executed counterpart thereof.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture and the Issuer hereby confirms that such appointment is acceptable to it.
Notes shall be issuable in denominations of $2,000 each and any integral multiple of $1,000 in excess thereof.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver:
(a)Initial Notes for original issue in aggregate principal amount not to exceed $800,000,000, in the case of the 2028 Notes, and $600,000,000, in the case of the 2033 Notes;
(b)Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer; and

(c)Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, after the following conditions have been met:
(x)    receipt by the Trustee of an Officer’s Certificate specifying (i) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, (ii) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, (iii) whether the Notes are to be issued as one or more Global Notes or Physical Notes, and (iv) other information the Issuer may determine to include or the Trustee may reasonably request;
(y)    in the case of Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to United States federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued; and
(z)    in the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the Exchange Offer thereunder (and receipt by the Trustee of an Officer’s Certificate to that effect). Initial Notes or Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
SECTION 2.04 Registrar and Paying Agent.
The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.
The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee of the name and address of any new Depository.
The Issuer shall be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.

The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.
To the extent it becomes payable pursuant to the Registration Rights Agreement, Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. If Additional Interest is payable on the Notes, the Issuer shall provide an Officer’s Certificate to the Trustee on or before the record date for each Interest Payment Date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Issuer relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
SECTION 2.05 Paying Agent To Hold Money in Trust.
The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent or the Trustee need not be segregated except as required by law and in no event shall a Paying Agent or the Trustee be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06 Noteholder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.
SECTION 2.07 Transfer and Exchange.
Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of the same series of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note of a series for a period of 15 days immediately preceding the mailing of notice of redemption of Notes of such series to be redeemed or of any Note of such series selected, called or being called for redemption except the unredeemed portion of any Note of such series being redeemed in part.
Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
SECTION 2.08 Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the Issue Date are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.
SECTION 2.09 Outstanding Notes.
The Notes of a series outstanding at any time are all Notes of such series that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.
SECTION 2.10 Treasury Notes.
In determining whether the Holders of the required principal amount of a series of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11 Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes of the same series but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes of the same series in exchange for temporary Notes of the same series. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12 Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.
SECTION 2.13 Defaulted Interest.
If the Issuer defaults on a payment of interest on a series of Notes, the Issuer shall pay the defaulted interest then borne by such series of Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five

Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least ten (10) days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the applicable series of Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least ten (10) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders of the applicable series of Notes.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders of such series of Notes as of the record date for the Interest Payment Date for which interest has not been paid.
SECTION 2.14 CUSIP and ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number.
SECTION 2.15 Deposit of Moneys.
Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date of a series of Notes (but not prior to the Interest Payment Date or Maturity Date, as applicable), the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date with respect to such series of Notes, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.
SECTION 2.16 Book-Entry Provisions for Global Notes.
(a)Rule 144A Notes of an applicable series initially shall be represented by one or more Notes of such series in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes of an applicable series initially shall be represented by one or more Notes of such series in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the

Global Note Legend. The Global Notes initially shall (i) be registered in the name of the nominee of the Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Depositary and (iii) bear the Private Placement Legend.
Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.
(b)Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository within 120 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(c)In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.
(d)Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.
(e)The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 2.17 Transfer and Exchange of Notes.

(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).
(b)Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit F, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this Section 2.17(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of the same series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this Section 2.17(b)(iv).
(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).
(d)Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:
(i)Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note of the same series, a certificate from such Holder in the form of Exhibit F, including the certifications in item (2)(a) thereof;
(B)if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (1) thereof;
(C)if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (2) thereof;
(D)if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof; or
(E)if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note of the same series.
(ii)Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if the Registrar receives the following:
(A)if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(b) thereof; or
(B)if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this Section 2.17(d)(ii), the Trustee shall cancel the

Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of the same series. If any such transfer or exchange is effected pursuant to this Section 2.17(d)(ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of the same series in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes of the same series transferred or exchanged pursuant to this Section 2.17(d)(ii).
(iii)Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of the same series. If any such transfer or exchange is effected pursuant to this Section 2.17(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes of the same series in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this Section 2.17(d)(iii).
(iv)Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(e)Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes of a series and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes of the same series. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).
(i)Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note of a series may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note of the same series if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof;

(C)if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof; and
(D)if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof.
(ii)Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note of a series may be exchanged by the Holder thereof for an Unrestricted Physical Note of the same series or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note of the same series if the Registrar receives the following:
(1)    if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note of the same series, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note of the same series, a certificate from such Holder in the form of Exhibit E including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note of the same series at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.
(iv)Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.
(f)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series or for Physical Notes of the same series, the principal amount of such series of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(g)Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes of the same series that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes of the same series that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.
(h)General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes of the same series or Physical Notes of the same series shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any series of Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.18 Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.
ARTICLE 3ARTICLE THREE

REDEMPTION
SECTION 3.01 Election to Redeem; Notices to Registrar, Trustee and Paying Agents.
If the Issuer elects to redeem Notes of an applicable series pursuant to paragraph 5 of the Notes of such series, at least 10 days prior to the Redemption Date but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of such series of Notes to be redeemed, the redemption price(s) (or manner of calculation if not then known) and the conditions precedent to such redemption (if any), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes of such series. Except as provided in the penultimate paragraph of Section 3.03 and the first proviso in Section 3.04, notice given to the Registrar, the Trustee and the relevant Paying Agent pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.
SECTION 3.02 Selection by Trustee of Notes to be Redeemed.
If less than all of a series of Notes is to be redeemed at any time, selection of Notes of such series for redemption will be made in accordance with the applicable procedures of the Depository. If the Notes are not held in global form then selection will be made by the Trustee in accordance with the requirements of the principal national securities exchange, if any, on which such Notes to be redeemed are listed or, if such Notes are not so listed, on a pro rata basis; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes of a series called for redemption also apply to portions of Notes of such series called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.
SECTION 3.03 Notice of Redemption.
At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of the applicable series of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06.
The notice shall identify the series of Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:
(1)the Redemption Date;
(2)the redemption price and the amount of premium (or manner of calculation if not then known) and accrued interest to be paid;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion will be issued;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;

(8)the aggregate principal amount of such series of Notes that are being redeemed;
(9)any conditions precedent to such redemption in reasonable detail; and
(10)that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
At the Issuer’s written request made at least 10 Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to in writing by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the Redemption Date if the Issuer delivers an Officer’s Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption. The Trustee shall promptly provide a copy of such Officer’s Certificate to the Holders in the same manner in which the notice of redemption was given.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
SECTION 3.04 Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes of the applicable series called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice, including, but not limited to, the completion of any related transaction, and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem Notes on such Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.
SECTION 3.05 Deposit of Redemption Price.
On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the second proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.
SECTION 3.06 Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.07 Special Mandatory Redemption.
(a)The 2033 Notes are subject to redemption in whole (but not in part), subject to the conditions and at the redemption price set forth in paragraph 7 of the 2033 Notes, which is hereby incorporated by reference and made a part of this Indenture.
(b)The provision of Sections 3.03 to 3.05 shall apply to any special mandatory redemption pursuant to paragraph 7 of the 2033 Notes, except to the extent inconsistent with the provisions set forth in paragraph 7 of the 2033 Notes.
ARTICLE 4ARTICLE FOUR

COVENANTS
SECTION 4.01 Payment of Notes.
The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 10:00 a.m., New York City time, on that date U.S. Dollars designated for and sufficient to pay such installment.
The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02 Maintenance of Office or Agency.
(a)The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) in the United States of America where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, as such office or agency of the Issuer in accordance with Section 2.04.
SECTION 4.03 Legal Existence.
Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Issuer or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.04 Compliance with Law.
The Issuer shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.
SECTION 4.05 Waiver of Stay, Extension or Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.06 Compliance Certificate.
(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, a Compliance Certificate substantially in the form attached hereto as Exhibit H (and as enumerated by and in compliance with Section 314(a)(4) of the TIA) (i) stating that the Officer executing such Officer’s Certificate has conducted or supervised a review of the activities the Issuer and its Subsidiaries and the Issuer’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, (ii) stating, as to the Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Issuer and its Subsidiaries are taking or propose to take with respect thereto, and (iii) listing the Significant Subsidiaries of the Issuer as of the most recently completed Fiscal Year.
(b)The Issuer shall deliver to the Trustee, within five (5) Business Days after an Officer of the Issuer becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default.
(c)The Issuer shall provide written notice to the Trustee of any change in the Issuer’s Fiscal Year.
SECTION 4.07 Taxes.
The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that, neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 4.08 Repurchase at the Option of Holders upon Change of Control Triggering Event.
(a)Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Issuer has exercised its right to redeem the Notes of such series pursuant to Section 3.01, each Holder of Notes of such series shall have the right to require the Issuer to purchase all or a portion of such Holder’s Notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes of such series on the relevant record date to receive interest due on the relevant Interest Payment Date.
(b)Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to a series of Notes, the Issuer will send, electronically or by first class mail, a notice to each Holder of Notes of such series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice shall describe the transaction or transactions that constitute the Change of Control and the Change of Control Triggering Event and offer to purchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:
(1)that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes of the applicable series validly tendered and not validly withdrawn will be accepted for payment;
(2)the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);
(3)that any Note not tendered will continue to accrue interest;

(4)that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(5)that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice, or transfer such Note to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, in each case, prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;
(6)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission, .pdf attachment or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;
(7)that Holders whose Notes of such series are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note of such series purchased and each new Note issued shall be in a principal amount of $2,000 each or integral multiples of $1,000 in excess thereof;
(8)the circumstances and relevant facts regarding the Change of Control Triggering Event; and
(9)if mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
(c)On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)accept for payment all Notes or portions thereof (in minimum amounts of $2,000 each or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of such series or portions thereof properly tendered; and
(3)deliver or cause to be delivered to the Trustee for cancellation all Notes of such series so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of such series (or portions thereof) being purchased by the Issuer.
The Paying Agent will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate (or cause to be authenticated) and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note of such series equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 each or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes of a series validly tender and do not withdraw the Notes of such series in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 15 calendar days nor more than 60 calendar days’ prior notice, given not more than 30 calendar days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.
(d)The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws and regulations.
SECTION 4.09 Limitation on Liens.
The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Security Interest (other than Permitted Security Interests) upon any Property, or upon shares of capital stock or evidence of Indebtedness issued by any of its Subsidiaries and owned by the Issuer or any of its Subsidiaries, without making effective provision to secure all of the Notes, equally and ratably with any and all other Indebtedness secured thereby, so long as any of such other Indebtedness shall be so secured. “Permitted Security Interests” means:
(1)Security Interests on property acquired, constructed, developed or improved after the Issue Date by the Issuer or a Subsidiary and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;
(2)Security Interests on property at the time of acquisition which secure obligations assumed by the Issuer or a Subsidiary, or on the property or on the outstanding shares or Indebtedness of a corporation or firm at the time it becomes a subsidiary or is merged into or consolidated with the Issuer or a Subsidiary, or on properties of a corporation or firm acquired by the Issuer or a Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Issuer or such Subsidiary other than proceeds and products of such property, shares or Indebtedness and accessions thereto and provided further that such Security Interests were not created in connection with such property being acquired or such corporation or firm becoming a subsidiary or being acquired;
(3)Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or any Subsidiary;
(4)Security Interests securing Indebtedness of a Subsidiary owing to the Issuer or to another Subsidiary;
(5)Security Interests (a) to secure obligations under Credit Facility Debt or Capital Markets Debt or (b) in accounts receivable and related assets, in an aggregate principal amount under clauses (a) and (b) combined not to exceed at any time an amount equal to 17.5% of Consolidated Total Assets (as of the end of the most recent Fiscal Year of the Issuer ended on or most recently prior to such date of determination);
(6)Security Interests existing on the Issue Date and extensions, renewals and replacements of any such Security Interests so long as (a) such Security Interests are not extended to any other property of the Issuer or any Subsidiaries (b) and the amount of Indebtedness secured by such Security Interests is not increased;
(7)any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;
(8)carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;
(9)Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;
(10)landlords’ liens on fixtures on premises leased in the ordinary course of business;
(11)Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);
(12)Security Interests on assets of the Issuer or any of its Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;
(13)survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Issuer and its Subsidiaries;

(14)Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(15)filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(16)bankers’ liens and rights of setoff;
(17)Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(18)Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(19)grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;
(20)Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(21)deposits made in the ordinary course of business to secure liability to insurance carriers;
(22)Security Interests to secure partial, progress, advance or other payments or any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;
(23)deposits by or on behalf of the Issuer or any of the Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(24)any interest or title of a lessor under any lease entered into by the Issuer or any Subsidiary in the ordinary course of its business and covering only the assets so leased and, in respect of real property located in Germany, any landlord lien (Vermieter- oder Verpächterpfandrecht);
(25)Security Interests arising out of the existence of judgments or awards that do not constitute an Event of Default in respect of which the Issuer or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;
(26)Security Interests arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or, solely in respect of LKQ Netherlands, any Security Interest or right of set-off created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the consumers’ organisation (Consumentenbond); provided, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States of America, and (b) such deposit account is not intended by the Issuer or any of its Subsidiaries to provide collateral to the depository institution;
(27)Security Interests that are contractual rights of setoff (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business; including Security Interests of the Issuer or any of its Subsidiaries under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) or (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations to banks not given in connection with the incurrence of Indebtedness and incurred in the ordinary course of business of the Issuer or the relevant Subsidiary and not relating to any Indebtedness of the Issuer or such Subsidiary, or (c) relating to purchase orders and other similar agreements entered into with customers of the Issuer or the relevant Subsidiary in the ordinary course of business;
(28)Security Interests of any supplier to any Subsidiary in the United Kingdom in the form of customary purchase money title retention interests arising in the ordinary course of business on inventory sold by such supplier to such Subsidiary;
(29)customary Security Interests and rights of setoff in favor of a credit card or debit card processor under any processor agreement and relating solely to the amounts paid or payable thereunder, and customary deposits on reserve held by such credit card or debit card processor, in each case arising in the ordinary course of business; provided that no such Security Interests permitted by this clause (29) shall remain in existence longer than five (5) business days; or
(30)pledges and deposits made by any Captive Insurance Subsidiary in respect of capital requirements required by any applicable Governmental Authority in connection with such Captive Insurance Subsidiary’s captive insurance program.
Additionally, any Indebtedness secured by such Permitted Security Interests includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof, provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements and accessions to such property or proceeds or distributions thereof).
For purposes of determining compliance with this Section 4.09, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1)

through (30) of this Section 4.09, the Issuer may, in its sole discretion, classify the Permitted Security Interest in any manner that complies with this Section 4.09.
SECTION 4.10 Limitation on Sale and Leaseback Transactions.
The Issuer will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Issuer or any Subsidiary of any Property that has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person, with the intention of taking back a lease of such Property or assets (a “Sale and Leaseback Transaction”) unless either:
(1)within 12 months after the receipt of the proceeds of the sale or transfer, the Issuer or any Subsidiary apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such property or assets (as determined in good faith by the Issuer’s Board of Directors as of any date within 90 days prior to the date of such sale or transfer) to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or
(2)the Issuer or such Subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Security Interest on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to Section 4.09.
The foregoing restriction in this Section 4.10 will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between the Issuer and a Subsidiary or between Subsidiaries, provided that the lessor is the Issuer or a Wholly Owned Subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.
SECTION 4.11 Reports to Trustee and Holders.
(a)So long as any Notes are outstanding hereunder, the Issuer shall furnish to the Trustee, within fifteen (15) calendar days after the Issuer files the same with the Commission, copies of the annual reports and of the information, documents, and other reports, if any, that the Issuer is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act.
(b)Whether the Issuer files the reports and information referred to in Section 4.11(a) with the Commission or posts such reports on the Issuer’s website, the public posting of such reports shall satisfy any requirement in this Indenture (including this Section 4.11) to deliver such reports to the Trustee and Holders. The Issuer will at all times comply with the provisions of TIA §314(a).
(c)Delivery of the reports and information referred to in Section 4.11(a) to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants set forth in this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
(d)The terms of this Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.

SECTION 4.12 Future Subsidiary Guarantees.
If, after the Issue Date, any Credit Facility Debt or Capital Markets Debt is or becomes guaranteed by any Domestic Subsidiary then, if such Domestic Subsidiary is not already a Guarantor, the Issuer shall cause such Domestic Subsidiary within 30 days after such Domestic Subsidiary guarantees such Credit Facility Debt or Capital Markets Debt to (a) execute and deliver to the Trustee a supplemental indenture (substantially in the form of Exhibit G to this Indenture) pursuant to which such Domestic Subsidiary will fully and unconditionally guarantee all of the Issuer’s obligations under this Indenture and (b) deliver to the Trustee an Opinion of Counsel to the effect that (i) such supplemental indenture and Note Guarantee has been duly authorized, executed and delivered, (ii) such supplemental indenture and Note Guarantee constitutes a valid, binding and enforceable obligation of such Domestic Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity and (iii) such supplemental indenture complies with the terms of this Indenture.
ARTICLE 5ARTICLE FIVE
SUCCESSOR CORPORATION
SECTION 5.01 Merger, Consolidation or Sale of Assets.
(a)(i) The Issuer will not consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and the Subsidiaries, taken as a whole and (ii) the Issuer will not permit any Guarantor to consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of such Guarantor to another Person unless:
(b)in the case of a merger, consolidation or Transfer involving the Issuer, the Issuer is the continuing corporation or the successor is a corporation, limited liability company, partnership or trust organized under the laws of the United States or a state thereof, and in the case of a merger, consolidation or Transfer involving a Guarantor, such Guarantor is the continuing Person or the successor to such Guarantor is a corporation, limited liability company, partnership or trust organized under the same jurisdiction in which such Guarantor is organized or under the laws of the United States or a State thereof;
(c)the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the obligations of the Issuer or such Subsidiary under the Notes and this Indenture;
(d)the Issuer, the Guarantor or the successor Person, as the case may be, is not immediately after such transaction, in default in the performance of any covenant or condition under this Indenture;
(e)immediately before and immediately after giving effect to such transaction, no Event of Default exists; and
(f)the Issuer, the Guarantor or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against such successor Person (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an opinion of counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.
This Section 5.01 will not apply to any Transfer of assets between or among the Issuer and any one or more of the Guarantors or between or among any one or more of the Guarantors.
SECTION 5.02 Successor Person Substituted.
Upon any consolidation, combination or merger of the Issuer or any Guarantor, or any Transfer of all or substantially all of the Issuer’s or a Guarantor’s assets in accordance with the foregoing provisions of Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or the related Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer or such Guarantor under this Indenture, the Notes, and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor, as the case may be, and, except in the case of a Transfer to the Issuer or any of the Guarantors, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such Notes or in respect of the related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s, as the case may be, other obligations and covenants under such Notes, this Indenture and the related Note Guarantee, if applicable.
ARTICLE 6ARTICLE SIX
DEFAULTS AND REMEDIES
SECTION 6.01 Events of Default.
Each of the following constitutes an “Event of Default” with respect to each series of Notes:
(1)default for 30 consecutive days in the payment when due of interest with respect to the Notes of such series;
(2)default in payment when due of principal or premium, if any, on the Notes of such series at maturity, upon redemption (including pursuant to Section 3.07) or otherwise;
(3)failure by the Issuer or any Subsidiary for 60 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of a series of Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with the provisions described under Section 4.08 with respect to the Notes of such series;
(4)failure by the Issuer or any Subsidiary for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of such series of Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture in respect of the Notes of such series (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

(5)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Issuer or any of the Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Subsidiaries (other than Indebtedness owed to the Issuer or such Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;
(6)failure by the Issuer or any of its Subsidiaries to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(7)(A) a court having jurisdiction over the Issuer or any Subsidiary enters (x) a decree or order for relief in respect of the Issuer, any Guarantor, or any Subsidiary that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer, any Guarantor, or any Subsidiary that is a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, such Guarantor, or any such Significant Subsidiary under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, such Guarantor, or such Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer, any Guarantor, or any Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any such Guarantor, or any such Significant Subsidiary for all or substantially all the property and assets of the Issuer, such Guarantor, or such Significant Subsidiary, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due; and
(8)any Note Guarantee of any Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).
SECTION 6.02 Acceleration of Maturity; Rescission.
If any Event of Default occurs and is continuing with respect to a series of Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of any series of Notes then outstanding under this Indenture may declare all Notes of such series to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders of the Notes of such series, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, all outstanding Notes shall become due and payable without further action or notice. The Holders may not enforce this Indenture or the Notes except as provided in this Indenture.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes of such series may rescind and annul such acceleration if:
(1)all Events of Default with respect to such series of Notes, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements, indemnities and advances (including attorneys’ fees); and
(4)in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the applicable series of Notes or to enforce the performance of any provision of the series of Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes of such series to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the applicable series of Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.
SECTION 6.04 Waiver of Existing Defaults and Events of Default.
(a)Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of a series of Notes then outstanding shall have the right to waive past Defaults under this Indenture with respect to such series of Notes except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of

Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders of such series have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes of such series, respectively. This Section 6.04(a) shall be in lieu of TIA § 316(a)(1)(B), and TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.
(b)Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05 Control by Majority.
Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any cost, liability or expense (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) that might be caused by taking such action or following such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.
SECTION 6.06 Limitation on Suits.
Subject to Section 6.08, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(1)the Holder has given the Trustee written notice of a continuing Event of Default;
(2)the Holders of at least 25% in principal amount of the Notes of a series then outstanding make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and

(5)during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series do not give the Trustee a direction that is inconsistent with the request.
A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.
SECTION 6.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 6.08 Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09 Collection Suit by Trustee.
If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the applicable Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including attorneys’ fees).
SECTION 6.10 Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization,

arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.
SECTION 6.11 Priorities.
If the Trustee collects any money or property pursuant to this Article Six, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, such money or property shall be paid out or distributed in the following order:
FIRST: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;
SECOND: to the Paying Agent and any predecessor Paying Agent (other than the Issuer or any Subsidiary) for amounts due under Section 7.07;
THIRD: to Noteholders of the applicable series of Notes for amounts due and unpaid on the Notes of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series; and
FOURTH: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.
The Trustee may fix a record date and payment date for any payment to Noteholders of the applicable series of such Notes pursuant to this Section 6.11.
SECTION 6.12 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs incurred prior to the occurrence of an Event of Default and all costs incurred following the occurrence of an Event of Default, including reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all such fees and expenses incurred following the occurrence of an Event of Default, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes of a series then outstanding.
ARTICLE 7ARTICLE SEVEN

TRUSTEE
SECTION 7.01 Duties of Trustee.
(a)If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.

Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes by written notice of such event sent to the Trustee in accordance with Section 11.02 at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(b)Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has received written notice of:
(1)The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.
(2)In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate, subject to the requirement in the preceding sentence, if applicable.
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)This paragraph does not limit the effect of subsection (b) of this Section 7.01.
(2)The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture.
(d)Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.
(e)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
(g)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
SECTION 7.02 Rights of Trustee.
Subject to Section 7.01:
(1)The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.
(4)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct.
(5)The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including but not limited to as Registrar and Paying Agent), custodian and other person employed to act hereunder.
(7)The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.
(8)The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(9)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(10)The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture but may make its own investigation or inquiry without incurring liability.
(11)The Trustee may retain professional advisers, at the reasonable expense of the Issuer, to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters within their professional competence relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them hereunder in good faith and in accordance with the advice and opinion of such professional advisor or counsel.
(12)The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture.
(13)The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
SECTION 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.
SECTION 7.04 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.
SECTION 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is known to a Responsible Officer of the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Noteholder of the applicable series a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default or Event of Default relating to the payment of the principal of or interest on any Note of a series (including payments pursuant to a redemption or repurchase of the Notes of such series pursuant to the provisions of this Indenture) or relating to Article Five of this Indenture, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders of such series.
SECTION 7.06 Reports by Trustee to Holders.
If required by TIA § 313(a), within 60 days after March 1 of any year, commencing on the March 1 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).
Reports pursuant to this Section 7.06 shall be transmitted by mail:
(1)to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and
(2)to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.
A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee, in writing, when the Notes are listed on any stock exchange or delisted therefrom.
SECTION 7.07 Compensation and Indemnity.
The Issuer and the Guarantors shall pay to the Trustee and the Agents from time to time compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all disbursements, expenses and advances (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel incurred prior to the occurrence of an Event of Default and all compensation, disbursements and expenses of the Trustee’s agents and external counsel incurred following the occurrence of an Event of Default.
In the event of the occurrence of a Default or an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or agree to otherwise be outside the scope of the normal duties of the Trustee under this Indenture, the Issuer shall pay on demand to the Trustee such additional remuneration as shall be agreed between them. For the avoidance of doubt, any duties in connection with investments, the granting of consents or waivers, concurring in modifications, substitution of the Issuer or enforcement, or during the period post such enforcement, shall be deemed to be of an exceptional nature.
In the event of the Trustee and the Issuer failing to agree:
(a)    (in a case to which the first paragraph of this Section 7.07 applies) upon the amount of the remuneration; or
(b)    (in a case to which the second paragraph of this Section 7.07 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by an independent financial institution or person with experience of the capital markets and of working with trustees (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer and the determination of any such independent financial institution or person with experience of the capital markets and of working with trustees shall be final and binding upon the Trustee and the Issuer.
The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee, the Agents and their respective agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the costs and expenses (including reasonable attorneys’ fees incurred prior to the occurrence of an Event of Default and all attorneys’ fees incurred following the occurrence of an Event of Default) of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third-party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third-Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third-Party Claim without its consent, which consent may be withheld in its sole discretion. The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default of such counsel in connection with any Third-Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.
Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee and the Agents shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and the Agents and each predecessor Trustee and predecessor Agent and to pay or reimburse the Trustee and the Agents and each predecessor Trustee and predecessor Agent for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee or the Agents and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply, mutatis mutandis, to any Person other than the Trustee acting as the Paying Agent and Registrar and any other Agent under this Indenture.
SECTION 7.08 Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing and without bearing any costs incurred with respect to such resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a receiver or other public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09 Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10 Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11 Preferential Collection of Claims Against Issuer.
The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
SECTION 7.12 Paying Agents.
The Issuer shall cause each Paying Agent (other than the initial Paying Agent appointed hereunder) to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;
(B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
The Paying Agent and the Issuer undertake to respect and protect the confidentiality of all information acquired as a result of or pursuant to this Indenture and will not, without the other party’s written consent, disclosure any such confidential information to a third party, unless it is required to do so by applicable law or regulation or is specifically authorized to do so under this Indenture, especially where the provision of such information is the object or part of the services to be provided by the Paying Agent. The Paying Agent will only ask for the information needed to fulfill its obligations in providing the services required of such Paying Agent under this Indenture. The Issuer may, at its request, access the data relating to it and will be entitled to have it amended. The data will be kept for the period which the Paying Agent is required to keep it by law. The Issuer expressly authorizes the transfer of such data to third parties or to the head office of the Paying Agent if such transmission is required to allow the Paying Agent to provide its services to Issuer, provided, however, that such third parties must be subject to obligations substantially similar to those contained in this Indenture regarding maintenance of confidentiality of such data. Paying Agent shall be responsible for disclosure of such confidential information by any such third party in violation of those obligations.
SECTION 7.13 Agents.
The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not (i) joint or (ii) joint and several.
Any Agent, including the Paying Agent hereunder, may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Issuer. The Trustee and the Issuer may remove any Agent at any time by giving 30 days’ prior written notice to such Agent; provided, however, that no prior notice shall be required for any removal of any Agent for good cause. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice (or, immediately upon removal in connection with any removal of an Agent for good cause), the Agent shall deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its reasonable attorneys’ fees and expenses incurred prior to the occurrence of an Event of Default and all attorneys’ fees and expenses incurred following the occurrence of an Event of Default) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.07. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer.
No Agent shall be liable for interest on any money received by it. Moneys held by Agents need not be segregated from other funds except to the extent required by law.

ARTICLE 8ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 8.01 Without Consent of Noteholders.
Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, any series of Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:
(1)to evidence the succession pursuant to this Indenture of another Person to the Issuer or a Guarantor and the assumption by that Person of the covenants, agreements and obligations of the Issuer or such Guarantor, as applicable, in this Indenture and in the Notes, in each case in accordance with the terms of this Indenture;
(2)to surrender any right or power conferred upon the Issuer, to add further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture;
(3)to cure any ambiguity or to correct or supplement any provision contained in this Indenture, or any supplemental indenture, or in any Note that may be defective or inconsistent with any other provision contained in this Indenture, or any supplemental indenture, or in any Note;
(4)to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders;
(5)to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect, except this shall not permit or authorize the inclusion in any supplemental indenture of any provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
(6)to comply with Article Five of this Indenture;
(7)to add Note Guarantees with respect to the Notes or to secure the Notes;
(8)to make any change that does not adversely affect the rights of any Holder;
(9)to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one trustee;
(10)to establish the form or terms of Notes as permitted by this Indenture; and
(11)to conform this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Notes, which intent may be evidenced by an Officer’s Certificate to that effect.

After an amendment under this Section 8.01 becomes effective, the Issuer shall send to the Holders, by first-class mail or electronically if held by The Depository Trust Company, to the address of such Holders appearing in the security register or otherwise in accordance with the procedures of the Depository, a notice briefly describing the amendment. However, the Issuer’s failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of the amendment.
SECTION 8.02 With Consent of Noteholders.
(a)Except to the extent provided in Section 8.01 and subsection (b) of this Section 8.02, with respect to each series of Notes, (a) this Indenture, (b) such series of Notes or (c) any Note Guarantee issued under this Indenture with respect to such series of Notes, in each case, may be amended only with the consent of the Holders of at least a majority in aggregate principal amount of the respective series of Notes then outstanding and issued under this Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for such series of Notes). In addition, with respect to each series of Notes, any existing Default or compliance with (x) any provision of this Indenture with respect to such series of Notes, (y) such series of Notes, or (z) any Note Guarantee issued under this Indenture with respect to such series of Notes, in each case, may be waived only with the consent of the Holders of a majority in aggregate principal amount of the respective series of Notes then outstanding and issued under this Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for such series of Notes).
(b)Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder of the respective series of Notes then outstanding and issued under this Indenture affected thereby voting as a single class with respect to such series of Notes (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):
(1)reduce the percentage in principal amount of the outstanding Notes whose Holders must consent to an amendment, modification, supplement or waiver to this Indenture or any Note;
(2)reduce the rate of or extend the time for payment of interest on any Note;
(3)reduce the principal of or extend the stated maturity of any Note;
(4)reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed in accordance with this Indenture;
(5)make any Note payable in a currency other than that stated in the Note;
(6)release any security that may have been granted in respect of the Notes following the initial issuance of the Notes in compliance with the terms of this Indenture;
(7)other than in accordance with the provisions of this Indenture, eliminate any existing Note Guarantee;
(8)impair the right to receive, and to institute suit for the enforcement of, any payment with respect to any Note; or

(9)make any change in the provisions of this Indenture relating to the rights of the Holders of a majority in principal amount of the Notes to direct the Trustee in the exercise of remedies or to waive defaults or in the provisions of this Indenture relating to modification of this Indenture with the consent of the Holders of the Notes.
(c)It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
(d)After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 8.03 Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.
SECTION 8.04 Revocation and Effect of Consents.
(a)After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.
(c)After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.
SECTION 8.05 Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06 Trustee To Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may in its absolute discretion, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel each stating, in addition to the matters required by Section 11.05, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).
ARTICLE 9ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01 Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to a series of Notes and Note Guarantees, and the Trustee, at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Notes, such series of Notes and the Note Guarantees, when all amounts due to the Trustee shall have been paid and either:
(1)the Issuer delivers to the Trustee all outstanding Notes of such series issued under this Indenture (other than (i) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or
(2)(a) all Notes of such series outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or (II) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits with the Paying Agent such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes of such series outstanding under this Indenture on the maturity date or on the applicable optional redemption date, as the case may be; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture with respect to such series of Notes; and (d) the Issuer have delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel which binds or affects the Issuer.
The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series of Notes on demand of and at the expense of the Issuer.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Article Two and in Sections 4.01, 4.02, 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.
SECTION 9.02 Legal Defeasance.
The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to a series of Notes outstanding on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of the applicable series and to have satisfied all their other obligations under such series of Notes and this Indenture insofar as such series of Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of the Holders of a series of Notes outstanding under this Indenture to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,
(2)    the Issuer’s obligations with respect to such Notes under Article Two and Sections 4.02, 4.03 and 4.05,
(3)    the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith and
(4)    this Article Nine.
Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees with respect to such series of Notes, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors with respect to such series of Notes. In order to exercise such option regarding a Note Guarantee, the Issuer shall provide the Trustee with written notice of its desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes of a series notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes of such series.

SECTION 9.03 Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors under Sections 4.08, 4.09, 4.10, 4.11 and 4.12 and clauses (3) and (4) of Section 5.01(a) released with respect to the outstanding Notes of a series on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5) and (6) shall not constitute Events of Default with respect to such series of Notes.
Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes of such series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.
SECTION 9.04 Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to such series of Notes outstanding:
(1)the Issuer must irrevocably deposit with the Trustee or such entity appointed or designated (as Agent) by the Trustee for this purpose, in trust, for the benefit of the Holders of such series of Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on such series of Notes outstanding under this Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of such series of Notes outstanding under this Indenture will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of such series of Notes outstanding under this Indenture will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of such series issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(7)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 9.05 Deposited Money and U.S. Government Obligations To Be Held in Trust.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or such entity appointed or designated (as Agent) by the Trustee for this purpose pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
SECTION 9.07 Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08 Moneys Held by Trustee.
Any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once a week for two successive weeks, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and U.S. Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and U.S. Government Obligations then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer or the Guarantors or the release of any moneys and U.S. Government Obligations held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE 10ARTICLE TEN

GUARANTEE OF SECURITIES
SECTION 10.01 Guarantee.
The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).
Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees.
SECTION 10.02 Execution and Delivery.
To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer thereof.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.
SECTION 10.03 Release of Guarantors.
A Guarantor will be released and relieved from all its obligations under a Note Guarantee, without any action required on the part of the Trustee or any Holder, upon such Guarantor ceasing to guarantee or to be an obligor with respect to the Senior Unsecured Credit Agreement, the CAD Note, and any other Credit Facility Debt or Capital Markets Debt. In addition, a Guarantor will be released and relieved from all its obligations under a Note Guarantee in the following circumstances, each of which is permitted by this Indenture:
(1)upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total Voting Stock of such Guarantor (other than to the Issuer or any of its Affiliates); or
(2)upon the sale or disposition of all or substantially all the Property of such Guarantor (other than to any of the Issuer’s Affiliates or another Guarantor);
provided, however, that, in each case, after giving effect to such transaction, such Guarantor is no longer liable for any Note Guarantee or other obligations in respect of any of the Issuer’s or its Subsidiaries’ Credit Facility Debt or Capital Markets Debt.
The Note Guarantee of a Guarantor also will be released upon legal defeasance, covenant defeasance or discharge of this Indenture in accordance with Article Nine.
If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall, at the expense of the Issuer, execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).
SECTION 10.04 Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.
SECTION 10.05 Notice to Trustee.
The Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.
SECTION 10.06 Limitation on Liability of Guarantors.
Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.
ARTICLE 11ARTICLE ELEVEN

MISCELLANEOUS
SECTION 11.01 Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Issuer or any Guarantor:

c/o LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Facsimile: (312) 207-1529
Attention: General Counsel
With copies to:

Sheppard Mullin Richter & Hampton LLP
70 West Madison Street
Chicago, Illinois 60602
Facsimile: (312) 499-4733
Attention: Kenneth Peterson
If to the Trustee:

U.S. Bank National Association
190 South LaSalle Street, 10th Floor, MK-IL-SLTR
    Chicago, IL 60603
    Attention: Corporate Trust Services
The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with applicable Depository procedures.
If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.
SECTION 11.02 Communications by Holders with Other Holders.
Within 5 Business Days after the receipt by the Trustee of written notice by any three or more Holders stating that such Holders desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and such notice is accompanied by (i) a copy of the form of proxy or other communication which such Holders propose to transmit, and (ii) reasonable proof that each such Holder has owned a Note for a period of at least six months preceding the date of such notice, the Trustee shall, at its election, either:
(A)    afford to such Holders access to all information so furnished to or received by the Trustee; or
(B)    inform such Holders as to the approximate number of other Holders of Notes according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in the notice.
If the Trustee elects not to afford to such Holders access to such information, the Trustee will, upon the written request of such Holders, mail to all such Holders copies of the form of proxy or other communication which is specified in such notice, with reasonable promptness after receipt by the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such receipt, the Trustee shall mail to such Holder a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.
The disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of this Section 11.02, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, nor shall the Trustee, the Issuer, the Guarantors, the Registrar and Paying Agent or any other Agent hereunder be held accountable by reason of mailing any material pursuant to a request made under this Section 11.02.
SECTION 11.03 Other Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c)

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor shall furnish to the Trustee:
(1)an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 11.05 Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
SECTION 11.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 11.07 Business Days; Legal Holidays.
A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York or Chicago, Illinois are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
SECTION 11.08 Governing Law.
This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.09 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 11.10 Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.
SECTION 11.11 Delivery.
The exchange of copies of this Indenture by facsimile or PDF transmission shall constitute effective delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.
SECTION 11.12 Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.13 Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.14 Waiver of Jury Trial.
THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 11.15 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances
SECTION 11.16 U.S.A. PATRIOT Act.

The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Agents. The parties to this Indenture agree that they will provide the Trustee and/or the Agents with such information as it may request in order for the Trustee and/or the Agents to satisfy the requirements of the U.S.A. PATRIOT Act.
SECTION 11.17 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.
The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

LKQ CORPORATION,
as Issuer
By:        /s/ Rick Galloway
Name:    Rick Galloway
Title:    Senior Vice President and Chief Financial Officer

Signature Page to Indenture

A&A AUTO PARTS STORES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
ASSURED QUALITY TESTING SERVICES, LLC
AUTOMOTIVE CALIBRATION & TECHNOLOGY SERVICES, LLC
DRIVERFX.COM, INC.
GLOBAL POWERTRAIN SYSTEMS, LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
KPGW CANADIAN HOLDCO, LLC
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ BEST AUTOMOTIVE CORP.
LKQ CENTRAL, INC.
LKQ FOSTER AUTO PARTS, INC.
LKQ INVESTMENTS, INC.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MIDWEST, INC.
LKQ NORTHEAST, INC.
LKQ PICK YOUR PART CENTRAL, LLC
LKQ PICK YOUR PART MIDWEST, LLC
LKQ PICK YOUR PART SOUTHEAST, LLC
LKQ SOUTHEAST, INC.
LKQ TAIWAN HOLDING COMPANY
LKQ TRADING COMPANY
NORTH AMERICAN ATK CORPORATION
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO, INC.
REDDING AUTO CENTER, INC.

each as a Guarantor

By:        /s/ Rick Galloway
Name: Rick Galloway
Title:    Vice President and Chief Financial Officer
Signature Page to Indenture

WARN INDUSTRIES, INC.,
as a Guarantor

By:        /s/ William Rogers
    Name:    William Rogers
    Title: President
Signature Page to Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By: /s/ Linda Garcia
Name: Linda Garcia
Title: Vice President
Signature Page to Indenture

EXHIBIT A-1
[FORM OF RESTRICTED NOTE]
LKQ CORPORATION
5.750% NOTES DUE 2028
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [●]    CUSIP No. [●]2
    ISIN No. [●]
    $[●]
LKQ CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to [                  ] or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2028.
Interest Payment Dates: June 15 and December 15, commencing December 15, 2023.
Record Dates: June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

2 Rule 144A Note CUSIP number is 501889 AC3 and ISIN number is US501889AC33. Regulation S CUSIP number is U5463T AB8 and ISIN number is USU5463TAB80.
A-1-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
LKQ CORPORATION
By:
    Name:
    Title:

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Certificate of Authentication
This is one of the 5.750% Notes due 2028 referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Authenticating Agent
By:
Dated: [●]

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[FORM OF REVERSE OF RESTRICTED NOTE]
LKQ CORPORATION
5.750% NOTES DUE 2028
1.    Interest. LKQ CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 5.750% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 24, 2023 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing December 15, 2023. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2028 Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender 2028 Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 2028 Notes.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2028 Notes under an Indenture dated as of May 24, 2023 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2028 Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2028 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Optional Redemption. Prior to May 15, 2028, the Issuer may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) 100.0% of the principal amount of the 2028 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the 2028 Make-Whole Redemption Date (assuming, in each case, that such 2028 Notes matured on the 2028 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less (b) interest accrued to the 2028 Make-Whole Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but excluding, the 2028 Make-Whole Redemption Date (a “2028 Make-Whole Redemption”). The Issuer shall notify the Paying Agent of the 2028 Make-Whole Premium by delivering to the Paying Agent, on or before the applicable 2028 Make-Whole Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and neither the Trustee nor the Paying Agent shall have any responsibility for verifying or otherwise for such calculation. On or after the 2028 Par Call Date, the Issuer may redeem the
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2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of the 2028 Notes is subject to the rights of a Holder of the 2028 Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, sent electronically). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Trigger Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2028 Notes in accordance with the procedures set forth in the Indenture.
8.    Registration Rights Agreement. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. The Holders shall be entitled under the Registration Rights Agreement to receive Additional Interest hereon upon certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption
10.    Persons Deemed Owners. The registered Holder of this 2028 Note may be treated as the owner of this 2028 Note for all purposes.
11.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
12.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 2028 Notes, amend, waive or supplement the Indenture or the 2028 Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the
A-1-5

2028 Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2028 Notes, subject to certain exceptions requiring the consent of the Holders of the particular 2028 Notes to be affected.
13.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, enter into Sale and Leaseback Transactions and on the ability of the Issuer and its Subsidiaries to consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2028 Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
14.    Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the 2028 Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.
15.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the 2028 Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” may declare the principal of and premium, if any, and accrued interest, if any, on the 2028 Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the 2028 Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding 2028 Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)    the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) of the Indenture, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
A-1-6

Holders may not enforce the Indenture or the 2028 Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 2028 Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2028 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
16.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
17.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Issuer or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2028 Notes by accepting a 2028 Note waives and releases all such liability.
18.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2028 Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2028 Notes to maturity or redemption, as the case may be.
19.    Guarantees. From and after the Issue Date, the 2028 Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
20.    Authentication. This 2028 Note shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this 2028 Note.
21.    Governing Law. THIS 2028 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
22.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
A-1-7

    LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Attn: General Counsel
Telephone:    (312) 621-1950
Facsimile:    (312) 207-1529

A-1-8

ASSIGNMENT
I or we assign and transfer this 2028 Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2028 Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to have only part of this 2028 Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:
$
($1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the
face of this 2028 Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

Schedule of Exchanges of Interests in Global Note*3
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*    Insert in Global Securities only.
A-1-11

EXHIBIT A-2
[FORM OF RESTRICTED NOTE]
LKQ CORPORATION
6.250% NOTES DUE 2033
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [●]    CUSIP No. [●]34
    ISIN No. [●]
    $[●]
LKQ CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to [                  ] or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2033.
Interest Payment Dates: June 15 and December 15, commencing December 15, 2023.
Record Dates: June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

34 Rule 144A Note CUSIP number is 501889 AE9 and ISIN number is US501889AE98. Regulation S CUSIP number is U5463T AC6 and ISIN number is USU5463TAC63.
A-2-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
LKQ CORPORATION
By:
    Name:
    Title:

A-2-2

Certificate of Authentication
This is one of the 6.250% Notes due 2033 referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Authenticating Agent
By:
Dated: [●]

A-2-3

[FORM OF REVERSE OF RESTRICTED NOTE]
LKQ CORPORATION
6.250% NOTES DUE 2033
1.    Interest. LKQ CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.250% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 24, 2023 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing December 15, 2023. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2033 Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender 2033 Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 2033 Notes.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2033 Notes under an Indenture dated as of May 24, 2023 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2033 Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2033 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Optional Redemption. Prior to March 15, 2033, the Issuer may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) 100.0% of the principal amount of the 2033 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the 2033 Make-Whole Redemption Date (assuming, in each case, that such 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, less (b) interest accrued to the 2033 Make-Whole Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but excluding, the 2033 Make-Whole Redemption Date (a “2033 Make-Whole Redemption”). The Issuer shall notify the Paying Agent of the 2033 Make-Whole Premium by delivering to the Paying Agent, on or before the applicable 2033 Make-Whole Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and neither the Trustee nor the Paying Agent shall have any responsibility for verifying or otherwise for such calculation. On or after the 2033 Par Call Date, the Issuer may redeem the
A-2-4

2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of the 2033 Notes is subject to the rights of a Holder of the 2033 Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, sent electronically). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Special Mandatory Redemption. The 2033 Notes will be redeemed, in whole and not in part, at a redemption price equal to 101% of the principal amount of the 2033 Notes, plus accrued and unpaid interest thereon, to the Special Mandatory Redemption Date (as defined below), in the event that (i) the Uni-Select Acquisition is not consummated on or prior to November 27, 2023 (subject to extension to February 26, 2024 if certain regulatory approvals are not received by November 27, 2023, or such later date to which the “Outside Date” (as defined in the Uni-Select Agreement as in effect on the Issue Date) may be extended in accordance with the terms of the Uni-Select Agreement) or (ii) the Uni-Select Agreement is terminated by the parties thereto prior to such date. Each of the events specified in clauses (i) and (ii) in the preceding sentence is herein referred to as a “Special Mandatory Redemption Event.”
Upon the occurrence of a Special Mandatory Redemption Event, the Issuer shall promptly (but in no event later than five business days following such Special Mandatory Redemption Event) notify the Trustee in writing (such date of notification, the “Redemption Notice Date”) that 2033 Notes are to be redeemed on the fifth business day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in accordance with Section 3.07 of the Indenture. The Issuer, on the Redemption Notice Date, shall send, or cause to be sent, a notice to each Holder of the 2033 Notes in accordance with Section 3.07 of the Indenture that all of the outstanding 2033 Notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the 2033 Notes. At or prior to 11:00 a.m. (New York City time) on the Special Mandatory Redemption Date, the Issuer shall deposit funds sufficient to pay the Special Mandatory Redemption Price for the 2033 Notes to be redeemed on the Special Mandatory Redemption Date. If such deposit is made as provided above, the 2033 Notes will cease to bear interest on and after the Special Mandatory Redemption Date and Holders of the 2033 Notes’ only right will be to receive payment of the applicable Special Mandatory Redemption Price upon surrender of their 2033 Notes.
8.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Trigger Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2033 Notes in accordance with the procedures set forth in the Indenture.
A-2-5

9.    Registration Rights Agreement. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. The Holders shall be entitled under the Registration Rights Agreement to receive Additional Interest hereon upon certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.
10.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption
11.    Persons Deemed Owners. The registered Holder of this 2033 Note may be treated as the owner of this 2033 Note for all purposes.
12.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
13.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 2033 Notes, amend, waive or supplement the Indenture or the 2033 Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the 2033 Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2033 Notes, subject to certain exceptions requiring the consent of the Holders of the particular 2033 Notes to be affected.
14.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, enter into Sale and Leaseback Transactions and on the ability of the Issuer and its Subsidiaries to consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2033 Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
15.    Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the 2033 Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.
16.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the 2033 Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” may declare the principal of and premium, if any, and accrued interest, if any, on the 2033 Notes to be due and payable, and
A-2-6

upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the 2033 Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding 2033 Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)    the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) of the Indenture, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Holders may not enforce the Indenture or the 2033 Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 2033 Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2033 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
17.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
18.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Issuer or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2033 Notes by accepting a 2033 Note waives and releases all such liability.
19.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2033 Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such
A-2-7

amounts as will be sufficient to pay when due principal of and interest on the 2033 Notes to maturity or redemption, as the case may be.
20.    Guarantees. From and after the Issue Date, the 2033 Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
21.    Authentication. This 2033 Note shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this 2033 Note.
22.    Governing Law. THIS 2033 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
23.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Attn: General Counsel
Telephone:    (312) 621-1950
Facsimile:    (312) 207-1529

A-2-8

ASSIGNMENT
I or we assign and transfer this 2033 Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2033 Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to have only part of this 2033 Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:
$
($1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the
face of this 2033 Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

Schedule of Exchanges of Interests in Global Note*5
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*     Insert in Global Securities only.
A-2-11

EXHIBIT A-3
[FORM OF UNRESTRICTED NOTE]
LKQ CORPORATION
5.750% NOTES DUE 2028
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [●]    CUSIP No. 501889 AD1
    ISIN No. US501889AD16
    $[●]
LKQ CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to [                  ] or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2028.
Interest Payment Dates: June 15 and December 15, commencing December 15, 2023.
Record Dates: June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-3-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
LKQ CORPORATION
By:
    Name:
    Title:

A-3-2

Certificate of Authentication
This is one of the 5.750% Notes due 2028 referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Authenticating Agent
By:
Dated: [●]

A-3-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]
LKQ CORPORATION
5.750% NOTES DUE 2028
1.    Interest. LKQ CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 5.750% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 24, 2023 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing December 15, 2023. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2028 Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender 2028 Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 2028 Notes.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2028 Notes under an Indenture dated as of May 24, 2023 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2028 Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2028 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Optional Redemption. Prior to May 15, 2028, the Issuer may redeem the 2028 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) 100.0% of the principal amount of the 2028 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the 2028 Make-Whole Redemption Date (assuming, in each case, that such 2028 Notes matured on the 2028 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less (b) interest accrued to the 2028 Make-Whole Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but excluding, the 2028 Make-Whole Redemption Date (a “2028 Make-Whole Redemption”). The Issuer shall notify the Paying Agent of the 2028 Make-Whole Premium by delivering to the Paying Agent, on or before the applicable 2028 Make-Whole Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and neither the Trustee nor the Paying Agent shall have any responsibility for verifying or otherwise for such calculation. On or after the 2028 Par Call Date, the Issuer may redeem the
A-3-4

2028 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of the 2028 Notes is subject to the rights of a Holder of the 2028 Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, sent electronically). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Trigger Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2028 Notes in accordance with the procedures set forth in the Indenture.
8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption
9.    Persons Deemed Owners. The registered Holder of this 2028 Note may be treated as the owner of this 2028 Note for all purposes.
10.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
11.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 2028 Notes, amend, waive or supplement the Indenture or the 2028 Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the 2028 Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2028 Notes, subject to certain exceptions requiring the consent of the Holders of the particular 2028 Notes to be affected.
A-3-5

12.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, enter into Sale and Leaseback Transactions and on the ability of the Issuer and its Subsidiaries to consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2028 Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
13.    Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the 2028 Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.
14.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the 2028 Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” may declare the principal of and premium, if any, and accrued interest, if any, on the 2028 Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the 2028 Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding 2028 Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)    the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) of the Indenture, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Holders may not enforce the Indenture or the 2028 Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 2028 Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2028 Notes may direct the Trustee in its exercise of any trust or
A-3-6

power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
15.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
16.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Issuer or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2028 Notes by accepting a 2028 Note waives and releases all such liability.
17.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2028 Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2028 Notes to maturity or redemption, as the case may be.
18.    Guarantees. From and after the Issue Date, the 2028 Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
19.    Authentication. This 2028 Note shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this 2028 Note.
20.    Governing Law. THIS 2028 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Attn: General Counsel
Telephone:    (312) 621-1950
Facsimile:    (312) 207-1529

A-3-7

ASSIGNMENT
I or we assign and transfer this 2028 Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2028 Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-3-8

OPTION OF HOLDER TO ELECT PURCHASE
If you want to have only part of this 2028 Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:
$
($1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the
face of this 2028 Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
A-3-9

Schedule of Exchanges of Interests in Global Note*6
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*     Insert in Global Securities only.
A-3-10

EXHIBIT A-4
[FORM OF UNRESTRICTED NOTE]
LKQ CORPORATION
6.250% NOTES DUE 2033
[Insert Global Note Legend, if applicable]
[Insert Private Placement Legend]
No. [●]    CUSIP No. 501889 AF6
    ISIN No. US501889AF63
    $[●]
LKQ CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to [                  ] or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on June 15, 2033.
Interest Payment Dates: June 15 and December 15, commencing December 15, 2023.
Record Dates: June 1 and December 1 (whether or not a Business Day).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-4-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
LKQ CORPORATION
By:
    Name:
    Title:

A-4-2

Certificate of Authentication
This is one of the 6.250% Notes due 2033 referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Authenticating Agent
By:
Dated: [●]

A-4-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]
LKQ CORPORATION
6.250% NOTES DUE 2033
1.    Interest. LKQ CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 6.250% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 24, 2023 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing December 15, 2023. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the 2033 Notes.
2.    Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender 2033 Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the 2033 Notes.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the 2033 Notes under an Indenture dated as of May 24, 2023 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of 2033 Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the 2033 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Optional Redemption. Prior to March 15, 2033, the Issuer may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) 100.0% of the principal amount of the 2033 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the 2033 Make-Whole Redemption Date (assuming, in each case, that such 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, less (b) interest accrued to the 2033 Make-Whole Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but excluding, the 2033 Make-Whole Redemption Date (a “2033 Make-Whole Redemption”). The Issuer shall notify the Paying Agent of the 2033 Make-Whole Premium by delivering to the Paying Agent, on or before the applicable 2033 Make-Whole Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and neither the Trustee nor the Paying Agent shall have any responsibility for verifying or otherwise for such calculation. On or after the 2033 Par Call Date, the Issuer may redeem the
A-4-4

2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of the 2033 Notes is subject to the rights of a Holder of the 2033 Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.
6.    Notice of Redemption. Notices of redemption shall be mailed by first class mail or sent electronically at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, sent electronically). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any redemption and notice thereof may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption.
7.    Special Mandatory Redemption. The 2033 Notes will be redeemed, in whole and not in part, at a redemption price equal to 101% of the principal amount of the 2033 Notes, plus accrued and unpaid interest thereon, to the Special Mandatory Redemption Date (as defined below), in the event that (i) the Uni-Select Acquisition is not consummated on or prior to November 27, 2023 (subject to extension to February 26, 2024 if certain regulatory approvals are not received by November 27, 2023, or such later date to which the “Outside Date” (as defined in the Uni-Select Agreement as in effect on the Issue Date) may be extended in accordance with the terms of the Uni-Select Agreement) or (ii) the Uni-Select Agreement is terminated by the parties thereto prior to such date. Each of the events specified in clauses (i) and (ii) in the preceding sentence is herein referred to as a “Special Mandatory Redemption Event.”
Upon the occurrence of a Special Mandatory Redemption Event, the Issuer shall promptly (but in no event later than five business days following such Special Mandatory Redemption Event) notify the Trustee in writing (such date of notification, the “Redemption Notice Date”) that 2033 Notes are to be redeemed on the fifth business day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in accordance with Section 3.07 of the Indenture. The Issuer, on the Redemption Notice Date, shall send, or cause to be sent, a notice to each Holder of the 2033 Notes in accordance with Section 3.07 of the Indenture that all of the outstanding 2033 Notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the 2033 Notes. At or prior to 11:00 a.m. (New York City time) on the Special Mandatory Redemption Date, the Issuer shall deposit funds sufficient to pay the Special Mandatory Redemption Price for the 2033 Notes to be redeemed on the Special Mandatory Redemption Date. If such deposit is made as provided above, the 2033 Notes will cease to bear interest on and after the Special Mandatory Redemption Date and Holders of the 2033 Notes’ only right will be to receive payment of the applicable Special Mandatory Redemption Price upon surrender of their 2033 Notes.
8.    Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control Trigger Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding 2033 Notes in accordance with the procedures set forth in the Indenture.
A-4-5

9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.
10.    Persons Deemed Owners. The registered Holder of this 2033 Note may be treated as the owner of this 2033 Note for all purposes.
11.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.
12.    Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding 2033 Notes, amend, waive or supplement the Indenture or the 2033 Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the 2033 Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding 2033 Notes, subject to certain exceptions requiring the consent of the Holders of the particular 2033 Notes to be affected.
13.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, enter into Sale and Leaseback Transactions and on the ability of the Issuer and its Subsidiaries to consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to provide reports to Holders of the 2033 Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.
14.    Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the 2033 Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.
15.    Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the 2033 Notes then outstanding, by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” may declare the principal of and premium, if any, and accrued interest, if any, on the 2033 Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the
A-4-6

2033 Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding 2033 Notes may rescind and annul such acceleration if:
(1)    all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;
(2)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(3)    the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(4)    in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) of the Indenture, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Holders may not enforce the Indenture or the 2033 Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 2033 Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2033 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.
16.    Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.
17.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Issuer or of any Subsidiary, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2033 Notes by accepting a 2033 Note waives and releases all such liability.
18.    Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2033 Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the 2033 Notes to maturity or redemption, as the case may be.
A-4-7

19.    Guarantees. From and after the Issue Date, the 2033 Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
20.    Authentication. This 2033 Note shall not be valid until the Authenticating Agent manually signs the certificate of authentication on the other side of this 2028 Note.
21.    Governing Law. THIS 2033 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
22.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
    LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
Attn: General Counsel
Telephone:    (312) 621-1950
Facsimile:    (312) 207-1529

A-4-8

ASSIGNMENT
I or we assign and transfer this 2033 Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this 2033 Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:            Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:    ______________________________
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to have only part of the 2033 Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:
€
($1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least $2,000)
Date:
Your Signature:    ___________________________________
(Sign exactly as your name appears on the
face of this 2033 Note)

Signature Guaranteed
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
A-4-10

Schedule of Exchanges of Interests in Global Note*7
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*     Insert in Global Securities only.
A-4-11

EXHIBIT B
[FORM OF LEGEND FOR RESTRICTED SECURITIES]
Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
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EXHIBIT C
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
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EXHIBIT D
[FORM OF LEGEND FOR REGULATION S NOTE]
Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) for the 40 day distribution compliance period (as defined in Regulation S) in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

D-1

EXHIBIT E
FORM OF CERTIFICATE OF TRANSFER
LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
U.S. Bank National Association
60 Livingston Avenue, 2nd Floor
St. Paul, MN 55107
Facsimile: (651) 495-8146
Attention: Corporate Trust, DWAC UNIT
re: LKQ Corporation
Re:    5.750% Notes due 2028
 6.250% Notes due 2033
(CUSIP _____________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of May 24, 2023 (the “Indenture”), by and among LKQ Corporation (the “Issuer”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2.     Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.
3.     Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than €250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.
4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.
(a)     Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(b)     Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.
(c)     Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
(d)     Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE]
(a)     a beneficial interest in a:
(i)     Rule 144A Global Note (CUSIP  ______) (ISIN ______), or
(ii)     Regulation S Global Note (CUSIP  ______) (ISIN ______), or
(b)     a Restricted Physical Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)     a beneficial interest in the:
(i)     Rule 144A Global Note (CUSIP  _______) (ISIN ______), or
(ii)     Regulation S Global Note (CUSIP  ______)(ISIN ______), or
(iii)     Unrestricted Global Note (CUSIP  ______) (ISIN ______), or
(b)     a Restricted Physical Note; or
(c)     an Unrestricted Physical Note,
in accordance with the terms of the Indenture.

EXHIBIT F
FORM OF CERTIFICATE OF EXCHANGE
LKQ Corporation
500 West Madison Street
Chicago, Illinois 60661
U.S. Bank National Association
60 Livingston Avenue, 2nd Floor
St. Paul, MN 55107
Facsimile: (651) 495-8146
Attention: Corporate Trust, DWAC UNIT
re: LKQ Corporation
Re:    5.750% Notes due 2028
 6.250% Notes due 2033
(CUSIP ______________)
(ISIN _______________)
Reference is hereby made to the Indenture, dated as of May 24, 2023 (the “Indenture”), by and among LKQ Corporation (the “Issuer”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note
(a)        Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)        Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)        Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.
(a)        Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]
By:
    Name:
    Title:
Dated: ________________

EXHIBIT G
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 24, 2023 (the “Indenture”), providing for the issuance of the Issuer’s 5.750% Notes due 2028 (the “2028 Notes”) and the Issuer’s 6.250% Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Ten thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
G-1

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
[Remainder of Page Intentionally Blank]
G-2

EXHIBIT H
[FORM OF COMPLIANCE CERTIFICATE]
OFFICER’S CERTIFICATE
OF LKQ CORPORATION
____________, 20___
U.S. Bank Trust Company, National Association
111 Fillmore Ave. E.
St. Paul, MN 55107
Attention: Corporate Trust
The undersigned, _________________, __________________ of LKQ Corporation (the “Issuer”), hereby certifies in such capacity (and not individually), (a) s/he has read the covenants and conditions set forth in the Indenture, dated as of May 24, 2023 (the “Indenture”), by and among the Issuer, the guarantors party thereto (the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), relating to the Compliance Certificate described in Section 4.06 of the Indenture, and the definitions therein and the other provisions of the Indenture related thereto, (b) the statements made in this Officer’s Certificate are based upon an examination of and familiarity with the Indenture, upon his/her general knowledge of and familiarity with the operation of the Issuer and upon the performance of his/her duties as an Officer of the Issuer and/or the Guarantors, (c) in his/her opinion, s/he has made such examination or investigation as s/he believes is necessary to enable him/her to express an informed opinion as to whether or not all conditions and covenants, if any, relating to the Compliance Certificate described in Section 4.06 have been complied with and (d) in his/her opinion, all conditions and covenants, if any, relating to the Compliance Certificate described in Section 4.06 of the Indenture have been satisfied.
A review of the activities of the Issuer and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under the Indenture. The Officer signing this Officer’s Certificate hereby further certifies that, to the best of his/her knowledge, based upon such review, without giving effect to any applicable grace periods, the Issuer has fulfilled all obligations under the Indenture.
Furthermore, the Significant Subsidiaries of the Issuer as of the most recently completed Fiscal Year are listed in Annex A to this Compliance Certificate.
Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

H-1-1

IN WITNESS WHEREOF, the undersigned have executed this Certificate on this ____day of _____________, 20___.

Name:
Title:

H-1-2

ANNEX A

SIGNIFICANT SUBSIDIARIES

H-1-3